EXHIBIT 10.2

/s/ KIRK A. WALDRON
[SEAL]	6/5/49

GUARANTEE AGREEMENT

THIS AGREEMENT is made on this day of                                          at BankThai Public Company Limited witness:

SMTEK International, Inc. residing at 200 Science Drive Moorpark, California The United States of America (hereinafter referred to as the “Guarantor”) hereby guarantees the performance of all obligations of SMTEK International (Thailand), Co., Ltd. (hereinafter referred to as the “Borrower”) to the BankThai Public Company Limited (hereinafter referred to as the “Bank”) for the aggregate principal amount not exceeding Baht –68,000,000-(Baht Sixty eight Million only) under the facility agreementdated                                entered into by the Bank and the Borrower (hereinafter referred to as the “Facility Agreement”) in accordance with the following terms and conditions:

1.  The obligations hereunder shall be the obligations under the overdraft, loan, letter of credit, trust receipt, promissory note, packing credit, FX forward contracts, discount or rediscount of bills, obligations arising from an aval/acceptance of bills given by the Bank at the request of the Borrower or any other obligations relating to bills, obligations under letters of guarantee issued by the Bank and all other indebtedness which the Borrower has towards the Bank of all kinds of obligations and liabilities at present and in the future.

It is hereby agreed that the Guarantor’s liabilities hereunder shall not be limited only to the aggregate principal amount specified above (Baht 68,000,000), but shall include any other accessories of the debts, such as interest, compensation due by the Borrower on account of such obligation, all charges accessory to it including all expenses and damages of any kinds incurred by the Bank in making demand of instituting legal proceeding against the Borrower for the enforcement of the performance of such obligations

2.  The Guarantor agrees to bind itself as joint and primary obligor with the Borrower in respect of the obligations referred to in Clause 1 and agrees to immediately pay to the Bank for all indebtedness which remains outstanding.

3.  This Guarantee shall be irrevocable and shall remain in full force and effect until all obligations referred to Clause 1 shall have been performed in full as described by the Bank

4.  The Guarantor shall not be discharged from any or all obligations hereunder notwithstanding that such obligation shall be void, unrecoverable or unenforceable against the Borrower by reason of mistake or incapacity and regardless of whether or not the Guarantor is, at the time of execution of this Guarantee, aware of such mistake or incapacity.

/s/ KIRK A. WALDRON
KIRK A. WALDRON

5.  The Bank reserves its right whether or not to make a demand against or to release or discharge any of the guarantor from any or all obligations hereunder without prior consent from the Guarantor, in which event the Guarantor agrees that its guarantee liabilities in respect of the Borrower’s obligations which remains outstanding and unpaid shall not be affected, reduced or impaired but shall remain in full force and effect.

6.  The Guarantor hereby consents to any extension of time of payment granted by the Bank to the Borrower as the Bank deems appropriate and without prior notice to the Guarantor and in such event it shall be deemed that the Guarantor has agreed thereto. The Guarantor hereby waives any and all defense of the Borrower which may be raised against the Bank when making demand against the Guarantor.

7.  The Guarantor hereby agrees that if, due to the Bank’s own acts, the Guarantor cannot be subrogated wholly or partially to the Bank’s right or mortgage, pledge or preferential rights given to the Bank prior to or at the time of this Guarantee, the Guarantor shall not be discharged from its guarantee obligations hereunder whether in whole or in part. In addition, the Guarantor will not exercise any rights which it may acquire by way of subrogation until all obligations to the Bank shall have been paid in full settlement.

8.  The Guarantor hereby consents for the Bank to immediately set off any or all amounts from any accounts which the Guarantor may have with the Bank and apply the same as repayment of the indebtedness hereunder. If the credit balance in all such accounts is in sufficient to cover such indebtedness, the Guarantor consents to the Bank to include the amount of such indebtedness which shall be the remaining of outstanding unpaid from any or all of the Guarantor’s current accounts maintained at the Bank whereby the Guarantor shall be liable to pay off the outstanding amount in such current accounts in full.

9.  The Guarantor hereby accepts that the interruption of prescription against the Borrower due to any acts of the Borrower or any third person shall be the interruption of prescription against the Guarantor as well.

10. Any correspondence, demand, notice or written instrument to be given to any or all the Guarantor whether sent by registered post or ordinary post or by hand, shall be deemed to have been duly served if it is sent to the Guarantor’s address as shown herein, whether or not it is actually received by any person. If it remains undelivered because such addresses have been changed or removed without any notice in writing from the Guarantor to the Bank or such place as indicated herein could not be found, it shall be deemed that the Guarantor have been informed of the contents of such correspondence, demand, notice or written instrument.

11. This Guarantee shall be governed and construed in accordance with the laws of Thailand.

IN WITNESS WHEREOF, the Guarantor has hereunto executed his signature(s) on the day, month and year as written hereabove.

[SEAL]

SMTEK International, Inc

Signed	/s/ KIRK A. WALDRON	Guarantor
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Signed		Witness
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Signed		Witness
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